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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


STATE OR
COUNTRY                              OFFICIAL NAME
--------                             -------------

Germany                              Agile Software GmbH
Japan                                Agile Software KK
Taiwan                               Agile Software Limited
United Kingdom                       Agile Software Limited
Delaware                             Agile Software International Corporation
Delaware                             Digital Market, Inc.